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                           BUSINESS CORPORATIONS ACT                      FORM 4
                              (SECTION 27 OR 171)

            Consumer and
ALBERTA     Corporate Affairs                              ARTICLES OF AMENDMENT

--------------------------------------------------------------------------------
 1.   NAME OF CORPORATION                | 2.      CORPORATE ACCESS NUMBER
                                         |
      COFFEE.COM INTERACTIVE CAFE CORP.  |         20689936
                                         |
--------------------------------------------------------------------------------

 3. ITEM NO. 1 OF THE ARTICLES OF THE ABOVE NAMED CORPORATION ARE AMENDED IN ACCORDANCE WITH SECTION 167(1)(a) OF THE BUSINESS CORPORATION ACT

      By deleting Article 1 in its entirety and by substituting the following new Article 1:

 1.   The name of the Corporation if FUTURELINK DISTRIBUTION CORP.









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                       |                             |
         DATE          |          SIGNATURE          |          TITLE
                       |   /s/      [SIG]
  NOVEMBER 10, 1997    | --------------------------- |        SECRETARY
                       |                             |
--------------------------------------------------------------------------------
                                                     |           FILED
FOR DEPARTMENTAL USE ONLY                            |
                                                     |       NOV. 17, 1997
CCA-06.104                                           |
(REV 12/86)                                          | Registrar of Corporations
                                                          Province of Alberta

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                           BUSINESS CORPORATIONS ACT                      FORM 4
                              (SECTION 27 OR 171)

            Consumer and
ALBERTA     Corporate Affairs                              ARTICLES OF AMENDMENT

--------------------------------------------------------------------------------
 1.   NAME OF CORPORATION                | 2.      CORPORATE ACCESS NUMBER
                                         |
      689936 ALBERTA LTD.                |         20689936
                                         |
--------------------------------------------------------------------------------

 3. ITEM NO. 1 OF THE ARTICLES OF THE ABOVE NAMED CORPORATION ARE AMENDED IN ACCORDANCE WITH SECTION 167(1)(a) OF THE BUSINESS CORPORATIONS ACT

      By deleting Article 1 in its entirety and by substituting the following new Article 1:

 1.   The name of the Corporation if COFFEE.COM INTERACTIVE CAFE CORP.









--------------------------------------------------------------------------------
                       |                             |
         DATE          |          SIGNATURE          |          TITLE
                       |                             |
     JUNE 19, 1996     | /s/  GERALD R. ALBERT       |        Solicitor
                       | --------------------------- |
                       |      Gerald R. Albert       |
--------------------------------------------------------------------------------
                                                     |           FILED
FOR DEPARTMENTAL USE ONLY                            |
                                                     |        JUN 20, 1996
                                                     |
                                                     | Registrar of Corporations
                                                     |    Province of Alberta

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                           BUSINESS CORPORATIONS ACT                      FORM 4
                             (SECTION 27 OR 171)


               Consumer and
ALBERTA        Corporate Affairs                           ARTICLES OF AMENDMENT

--------------------------------------------------------------------------------
1.   NAME OF CORPORATION:                   2.    CORPORATE ACCESS NUMBER:

     689936 ALBERTA LTD.                          20689936

--------------------------------------------------------------------------------

3.   THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

     (a) BY DELETING ITEM NO 3. OF THE ARTICLES OF THE ABOVE-NAMED CORPORATION IN ITS ENTIRETY IN ACCORDANCE WITH SECTION 167(l) OF THE BUSINESS CORPORATIONS ACT AND REPLACE WITH NONE.

     (b) BY AMENDING ITEM NO. 4 OF THE ARTICLES OF THE ABOVE-NAMED CORPORATION IN ACCORDANCE WITH SECTION 167(k) OF THE BUSINESS CORPORATIONS ACT TO READ AS FOLLOWS:

          4. NUMBER, OR MINIMUM AND MAXIMUM NUMBER, OF DIRECTORS THAT THE CORPORATION MAY HAVE:

               The Corporation may have a minimum of three (3) directors and a maximum of eleven (11) directors.

     (c) BY AMENDING ITEM NO. 6 OF THE ARTICLES OF THE ABOVE-NAMED CORPORATION IN ACCORDANCE WITH SECTION 167(m) OF THE BUSINESS CORPORATIONS ACT TO READ AS FOLLOWS:

          6.   OTHER RULES OR PROVISIONS (IF ANY):

               (1) The Corporation shall have a lien on all shares registered in the name of a shareholder or his legal representative for any debt of that shareholder to the Corporation.

               (2) The directors of the Corporation may, between annual meetings of the Corporation, appoint one or more additional directors of the Corporation to hold office until the next annual meeting, but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the close of the last annual meeting of the Corporation.


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       DATE                              SIGNATURE                TITLE

  JUNE 12, 1996                            [SIG]               SOLICITOR
                                     ----------------

--------------------------------------------------------------------------------
FOR DEPARTMENTAL USE ONLY                                       FILED

                                                                FILED

                                                            JUN 13, 1996

                                                      Registrar of Corporations
                                                         Province of Alberta

CCA-06.104
(REV 12/86)

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                           BUSINESS CORPORATIONS ACT                      FORM 1
                                  (Section 6)
          Consumer and
ALBERTA   Corporate Affairs                             ARTICLE OF INCORPORATION
--------------------------------------------------------------------------------
1.   NAME OF CORPORATION:
                                                                        20689936
     888936    ALBERTA LTD.
--------------------------------------------------------------------------------
2. THE CLASSES, AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE.

     See Schedule "A" attached hereto.
--------------------------------------------------------------------------------
3.   RESTRICTIONS ON SHARE TRANSFERS (IF ANY):

     The right to transfer is restricted in that no shares may be transferred without the approval of the directors of the Corporation.
--------------------------------------------------------------------------------
4.   NUMBER, OR MINIMUM AND MAXIMUM NUMBER OF DIRECTORS THAT THE CORPORATION
     MAY HAVE.

     The Corporation may have a minimum of one (1) director and a maximum of eleven (11) directors.
--------------------------------------------------------------------------------
5. IF THE CORPORATION IS RESTRICTED FROM CARRYING ON A CERTAIN BUSINESS, OR RESTRICTED TO CARRYING ON A CERTAIN BUSINESS, SPECIFY THE RESTRICTION(S):

     No restrictions.
--------------------------------------------------------------------------------
6.   OTHER RULES OR PROCEDURES (IF ANY):

(1)  The number of shareholders of the Corporation, exclusive of:
     (a) persons who are in its employment and are shareholders of the Corporation, and
     (b)  persons who, having been formerly in the employment of the
          Corporation were, while in that employment, shareholders of the Corporation and have continued to be shareholders of the Corporation after termination of that employment.
     is limited to not more than fifty (5) persons, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.
(2) Any invitation to the public to subscribe for securities issued by the Corporation is prohibited.
(3) The Corporation shall have a lien on all shares registered in the name of a shareholder or his legal representative for any debt of that shareholder to the Corporation.
(4) The directors of the Corporation may, between annual meetings of the Corporation, appoint one or more additional directors of the Corporation to hold office until the next annual meeting, but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the close of the last annual meeting of the Corporation.
--------------------------------------------------------------------------------
7.   DATE:     1996 March 27TH
--------------------------------------------------------------------------------
INCORPORATORS NAMES:   ADDRESS (including Postal Code)   SIGNATURE  [SIG]
--------------------------------------------------------------------------------
GERALD R. ALBERT      C200, 9705 HORTON ROAD S.W.
                      CALGARY, ALBERTA, T2V 2X5
--------------------------------------------------------------------------------

FOR DEPARTMENTAL USE ONLY                                        FILED
CORPORATE ACCESS NO.          INCORPORATION DATE               MAR 28 1996
CCA-06.101                                             Registrar of Corporations
(REV 12/96)                                               Province of Alberta
          dividend or of a proportionate dividend on the Class B Common shares.

     (d) Notwithstanding (b), no dividend may be declared or paid on the Class B Common Shares if payment of the dividend would cause the realizable value of the Corporation's assets to be less than the aggregate of its liabilities and the amount required to redeem all


                                  SCHEDULE "A"

(1) The Corporation is authorized to issue an unlimited number of Class A Common shares having attached thereto, as a class, the following rights, privileges, restrictions and conditions:

     (a) The right to vote at any meeting of the shareholders of the Corporation.

     (b) The right, subject to any preferential rights attaching to any other class or series of shares of the Corporation, to receive dividends as, when, and if declared on the Class A Common shares by the Corporation.

     (c) Notwithstanding (b) and subject to any preferential rights attaching to any other class or series of shares of the Corporation, dividends may be paid on the Class B Common shares to the exclusion of any dividend or of a proportionate dividend on the Class A Common shares.

     (d) Notwithstanding (b), no dividend may be declared or paid on the Class A Common shares if payment of the dividend would cause the realizable value of the Corporation's assets to be less than the aggregate of its liabilities and the amount required to redeem all shares of the Corporation then outstanding having attached thereto a redemption or retraction right.

     (e) the right, subject to any preferential rights attaching to any other class or series of shares of the Corporation, to share in the remaining property of the Corporation upon dissolution.

(2) The Corporation is also authorized to issue an unlimited number of Class B Common shares having attached thereto, as a class, the following, rights, privileges, restrictions and conditions:

     (a) No right to notice of, to attend, or to vote at meetings of the shareholders of the Corporation.

     (b) The right, subject to any preferential rights attaching to any other class or series of shares of the Corporation, to receive dividends as, when and if declared on the Class B Common shares by the Corporation.

     (c) Notwithstanding (b) and subject to any preferential rights attaching to any other class or series of shares of the Corporation, dividends may be paid on the Class A Common shares to the exclusion of any


FILED
MAR 28 1996
Registrar of Corporations
Province of Alberta